Exhibit 23.6

                CONSENT OF VECTOR SECURITIES INTERNATIONAL, INC.

     We hereby consent to the use of our name and to the description of our opinion letter dated August 29, 1996 to the Board of Directors of Everest & Jennings International Ltd. under the caption "THE MERGER--Opinions of Financial Advisors" in, and to the inclusion of our opinion letter dated August 29, 1996, as Annex G to the Joint Proxy Statement/Prospectus of Graham-Field Health Products, Inc. and Everest & Jennings International Ltd., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Graham-Field Health Products, Inc. filed with the Securities and Exchange Commission on October 18, 1996. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in, or that comes within the category of persons whose consent is required under, the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       VECTOR SECURITIES INTERNATIONAL, INC.

                                       By: /s/ D. THEODORE BERGHORST
                                           -------------------------------------
                                                   D. Theodore Berghorst
                                            Chairman and Chief Executive Officer

New York, New York
October 18, 1996